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                                                                    Exhibit 10.8


                                  NONNEGOTIABLE
                             7.5 % SUBORDINATED NOTE
                                DUE JULY __, 2004


                                  JULY __, 1999

     FOR VALUE RECEIVED, Packaging Holdings, L.L.C., a limited liability company (the "Company", which term shall include any entity which shall succeed to or assume the obligations of the Company), promises to pay to Lombard Investments, Inc., (the "Holder") as representative of the Sellers, except as otherwise provided, the principal sum of Three Million Dollars ($3,000,000) in lawful money of the United States of America, on July __, 2004 or, in the event there is a Change of Control (as hereinafter defined) or an IPO (as hereinafter defined), on the later to occur of (x) the date of the Change of Control or the IPO, or (y) July __, 2003 (the "Note Maturity Date"), together with interest on the outstanding principal balance payable in like money at the rate of seven and one-half percent (7.5%) per annum which interest shall accrue from the date hereof until paid in full. Subject to the terms of Paragraph 3 and Paragraph 8, interest shall be payable semi-annually in arrears on June 30 and December 31 in each year, commencing on December 31, 1999, until paid in full.

     To the extent permitted by law, overdue interest shall bear interest at a rate equal to twelve percent (12.0%) per annum. Interest shall be computed on a 360-day- year, 30-day-month basis.

     1. This Note is delivered to the Holder, on behalf of the Sellers, by the Company in accordance with the terms of the Stock Purchase Agreement dated as of July __, 1999 (the "Stock Purchase Agreement"), relating to the acquisition by an indirect, wholly-owned subsidiary of the Company of all of the outstanding capital stock of Alupac Holding, Inc. Terms defined and used in the Stock Purchase Agreement shall have the same meanings in this Note.

     2. All payments of principal and interest shall be payable at the Company's option by wire transfer to an account or accounts designated in writing by the Holder to the Company, in cash or by the Company's check(s) at the Holder's address indicated in the Stock Purchase Agreement, or at such other place(s) as the Holder may from time to time in writing designate to the Company (by notice given in accordance with the Stock Purchase Agreement) at least ten
(10) days before a

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payment is due and payment by the Company in accordance with the Holder's directions shall discharge in full the Company's obligations with respect to such payments.

     3.   The Company and the Holder, by its acceptance of this Note, agree that
(a) the payment of the principal of and interest on this Note and (b) any other payment in respect of this Note, is expressly made and shall be subordinated in right of payment, to the extent and in the manner provided in this Paragraph 3, to the prior payment in full in cash of all existing and future Senior Debt (as defined below) of the Company and that these subordination provisions are for the benefit of the holders of Senior Debt.

          This Paragraph 3 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

               (a) Except pursuant to the set-off provisions in Paragraph 8, until all of the obligations arising under or relating to the Senior Debt have irrevocably been paid in full and the commitments thereunder terminated, (i) the Company shall not, directly or indirectly, make any payment or other distribution with respect to any of the obligations arising under or relating to this Note nor shall any property or assets of the Company be applied to the acquisition or retirement of any of the payments due under this Note, (ii) the Company shall not allow a lien on any of its assets to secure or satisfy any of the payment obligations under this Note; and (iii) the Holder shall not demand from the Company or any other person any payments or other distributions or collateral with respect to any payment obligations under this Note.

               (b) Until the date ninety-one (91) days after the Senior Debt has been paid in full and the commitments thereunder terminated, the Holder will not commence or join with any other creditors of the Company in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against the Company. Until the earlier to occur of (x) the date ninety-one days after the Credit Agreement, dated as of November 20, 1998, as amended as of July __, 1999 by and among Packaging Dynamics, L.L.C., the banks party thereto and NationsBank, N.A., as agent, as amended, modified, restated, increased or otherwise changed from time to time, has been paid in full and the commitments thereunder terminated or (y)

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November 18, 2006, the Holder will not exercise any remedies hereunder other than the acceleration of the obligations hereunder and the demand for payment hereunder.

                    (c) Notwithstanding the foregoing, subject to the terms and conditions of Section 8.9 of the Credit Agreement, so long as no Event of Default has occurred and is continuing (as defined in the Credit Agreement (as defined herein)), the Company may pay, and the Holder may receive, regularly scheduled payments of interest on this Note as and when due in accordance with its terms, and the Company may pay, and the Holder may receive the principal amount outstanding under this Note at the maturity of this Note.

                    In the event that, notwithstanding the foregoing provisions of this Paragraph 3, any payment or distribution of assets in respect of this Note, including principal of or interest on this Note for cash, property or securities, shall be made by the Company and received by the Holder or any Seller, at a time when such payment or distribution was prohibited by the provisions of this Paragraph 3, then, unless such payment or distribution is no longer prohibited by this Paragraph 3, such payment or distribution shall be delivered by the Holder (or the Seller which has received such payment) to the Agent (as hereinafter defined) and to be paid or delivered by the Agent to the holders of Senior Debt of the Company remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Debt of the Company may have been issued, ratably according to the aggregate amounts unpaid on account of such Senior Debt held or represented by each, for application to the payment of all Senior Debt in full in cash or otherwise to the extent each of the holders of such Senior Debt accept satisfaction of amounts due by settlement in other than cash after giving effect to all concurrent payments and distributions to or for the holders of such Senior Debt. In no event shall the Holder have any responsibility with respect to payments received by the Sellers.

                    (d) Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, but only until all of the obligations arising under or relating to the Senior Debt have been irrevocably paid in full and the commitments thereunder terminated:

                                  (1) the holders of all Senior Debt of the
Company shall first be entitled to receive irrevocable payment in

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

               full of all obligations arising under or relating to the Senior Debt in cash or otherwise to the extent each of such holders accepts satisfaction of amounts due by settlement in other than cash before the Holder is entitled to receive any payment or distribution on account of the principal of, premium, if any, and any interest on, or other amounts with respect to, this Note;

                                (2) any payment or distribution of assets of the
               Company of any kind or character from any source, whether in cash, property or securities, to which the Holder would be entitled (except pursuant to the set-off provisions in Paragraph
               8) except for the provisions of this Paragraph 3, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full on all such Senior Debt remaining unpaid, after giving effect to all concurrent payments and distributions to the holders of such Senior Debt;

                                (3) the Holder shall not object to any motion
               supported by the Agent (as hereinafter defined) with respect to the use of any cash collateral by the Company;

                                (4) the Holder shall not (A) file any motion,
               application or other pleading seeking affirmative relief, including without limitation for the appointment of a trustee or examiner, for the conversion of the case to a liquidation proceeding, for the substantive consolidation of the Company's bankruptcy case with the case of any other entity, for the creation of a separate official committee representing only the Holder or any other form of affirmative relief of any other kind or nature nor (B) file any objection or other responsive pleading opposing any relief requested by the Agent provided such relief sought does not prejudice the rights of the Holder as expressly limited hereunder;

                                (5) the Agent shall have the right to file
               proofs of claim in respect of this Note to the extent not filed by the Holder; and

                                (6) in the event that, notwithstanding the
               foregoing, any payment or distribution of assets of the Com

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

               pany shall be received by the Holder or any Seller at a time when such payment or distribution shall be prohibited by the foregoing provisions, such payment or distribution shall be delivered by the Holder (or the Seller which has received such payment) to the Agent, to be paid or delivered by the Agent to the holders of such Senior Debt remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt in full in cash or otherwise to the extent each of the holders of such Senior Debt accept satisfaction of amounts due by settlement in other than cash after giving effect to any concurrent payment or distribution to the holders of such Senior Debt. In no event shall the Holder have any responsibility with respect to payments received by the Sellers.

                         (e)  The Holder shall not be entitled to be subrogated
to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all obligations arising under or relating to the Senior Debt have been irrevocably paid in full and the commitments thereunder terminated, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company, or by or on behalf of the Holder by virtue of this Paragraph 3, which otherwise would have been made to the Holder shall, as between the Company and the Holder, be deemed to be payment by the Company on account of such Senior Debt, it being understood that the provisions of this Paragraph 3 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of such Senior Debt, on the other hand.

                    If any payment or distribution to which the Holder would otherwise have been entitled but for the provisions of this Paragraph 3 shall have been applied, pursuant to the provisions of this Paragraph 3, to the payment of amounts payable under Senior Debt of the Company, then the Holder shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in cash or otherwise to the extent each of such holders accepts satisfaction of amounts due by settlement in other than cash.

                         (f)  For purposes of this Paragraph 3:

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

               "Indebtedness" means (a) all indebtedness for borrowed money, (b) all obligations with respect to the Company or the Borrower (as hereinafter defined) for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business), (c) all obligations evidenced by notes, bonds, debentures or other similar instruments,
(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations, (f) all obligations, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any equity interests of the Company or the Borrower, (h) all obligations of others of the kind referred to in clauses (a) through (g) above that the Company or the Borrower has guaranteed or that is otherwise its legal liability and, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by the Company or the Borrower, whether or not the Company has assumed or become liable for the payment of such obligations.

               "Senior Debt" means (i) all Senior Liabilities, and (ii) any other Indebtedness incurred by the Company, the Borrower or any of the Borrower's subsidiaries unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to this Note; provided, however, that Senior Liabilities in excess of $200 million and Indebtedness in clause (ii) above in excess of $15 million in the aggregate shall not be considered Senior Debt. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or the Borrower, (x) any Indebtedness of the Company or the Borrower to any of their subsidiaries or other affiliates, or (y) any trade payables.

               "Senior Liabilities" means all payment obligations arising under or relating to the Credit Agreement, dated as of November 20, 1998, as amended as of July __, 1999, by and among Packaging Dynamics, L.L.C. (the "Borrower"), the banks party thereto and NationsBank, N.A., as agent (the "Agent"), as amended, modified, restated, increased, replaced, refinanced or otherwise changed from time to time (the "Credit Agreement"), as guaranteed by the Company and the subsidiaries of the Borrower.

     4. The Company covenants that until all of the obligations under this Note are paid in full:

              (i) it shall not enter into any line of business other than holding the common interests or equivalent equity interests of the Borrower, acting as a guarantor of any Senior Debt, pledging its assets to the holder of any Senior Debt, and otherwise assuming obligations relating to any Senior Debt,

              (ii) it shall (A) promptly notify the Holder of any Event of Default under the Credit Agreement of which the Company or the Borrower becomes aware, (B) promptly deliver to the Holder a copy of any written notice of default under the Credit Agreement, (C) provide the Holder with the Company's audited financial statements for each year during the term hereof within ninety (90) days after the end of each such year and unaudited quarterly financial statements for each quarter during the term hereof (other than the quarters ending on the end of the Company's fiscal years) within forty-five (45) days after the end of each such quarter, and
                    (D) provide reasonable opportunity for the Holder to consult with the President of the Company regarding the Company's financial condition at mutually agreeable times during normal business hours,

              (iii) it shall not incur or permit to exist any Indebtedness other than (A) the indebtedness and obligations payable to IPMC, Inc. (or its successors or assigns) under the Amended and Restated Non-negotiable Subordinated Note due November 19, 2005 as amended from time to time (the "IPMC Debt") and
                    (B) its guarantees of the Senior Debt and pledge of its assets to the holder of any Senior Debt and (C) except as permitted by the Credit Agreement,

              (iv) it shall not (A) prepay or repay the principal amount of the IPMC Debt, (B) consent to IPMC, Inc.'s assignment of the IPMC Debt to any Person who is not an Affiliate of any of the Company's members, or (C) amend Section 8.9(c) of the Credit Agreement in a manner which would further restrict the Holder's right to payment without the Holder's prior

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

                    written consent or include or permit to be included in the Credit Agreement any other provision that pertains to the matters contained in Section 8.9(c), and

               (v) neither the Company, the Borrower nor the Borrower's subsidiaries shall make any dividends, distributions or any other payments to the Company's members or their Affiliates except for (A) distributions to enable such members to pay all taxes resulting from such Member's allocation of income and profits from the Company, (B) payments to Ivex Packaging Corporation and its affiliates for goods received or services rendered from them in the ordinary course of business on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, subsidiary or Affiliate, (C) payments of the annual consulting fee and reasonable out-of-pocket expenses pursuant to the Consulting Agreement, dated as of November 20, 1998 as amended and modified from time to time with the consent of the Agent, and (D) any dividends, distributions and other payments to the Company, the Borrower or any of the Borrower's subsidiaries;

provided, however, that the Company may undertake any of the actions described
--------  -------
in clauses (i), (iii), (iv) and (v) above if, prior thereto, the Company delivers to LaSalle National Bank or to such other escrow agent that is mutually acceptable to the Holder (the "Escrow Agent"), cash in an amount equal to the sum of (x) the then outstanding principal amount hereof plus (y) all accrued and unpaid interest and other obligations due hereon minus (z) the aggregate amount of any set-off amounts permitted under Section 8 hereof (collectively, the "Note Payoff/Escrow Amount"), such amount to be held in an escrow account in accordance with the terms of an escrow agreement substantially in the form of Exhibit B to the Stock Purchase Agreement (the "Escrow Agreement"). The Holder hereby acknowledges and agrees that if the Note Payoff/Escrow Amount is so delivered to the Holder, (i) the Escrow Amount shall be delivered by the Company to the Escrow Agent in full payment of all amounts due under this Note and for the purposes of settling (in accordance with Section 8 hereof and Section 7.8 of the Stock Purchase Agreement) the indemnification claims under the Stock Purchase Agreement, and (ii) upon delivery of the Note Payoff/Escrow Amount to the Escrow Agent, the Holder shall return this Note to the Company for cancellation.

     The Company also agrees that simultaneously with the consummation of (i) the initial public offering of the common equity interests or other equivalent equity interests of the Company or the Borrower in connection with an offering of at least twenty percent (20%) of the Company's or the Borrower's equity interests (an "IPO"), or (ii) a Change of Control (as hereinafter defined), it shall, subject to the terms and conditions of Section 8.9 of the Credit Agreement, deliver to the Escrow Agent the then outstanding amount of the Note Payoff/Escrow Amount to be held pursuant to the Escrow Agreement, in full payment of all amounts due under this Note, and for purposes of settling (in accordance with Section 8 hereof and Section 7.8 of the Stock Purchase Agreement) the indemnification claims under the Stock Purchase Agreement. The Holder hereby agrees that upon delivery of the Note Payoff/Escrow Amount to the Escrow Agreement, the Holder shall return this Note to the Company for cancellation.

     For purposes of this Note, a "Change of Control" shall mean any of the following: (i) the direct or indirect sale, lease, conveyance or other disposition of all or substantially all of the Company's or the Borrower's assets to any Person or "group" (within the meaning of Section 13(d)(3) of the Securities and Exchange Act as amended (the "Exchange Act") in one or a series of transactions, other than (A) the sale or other disposition to, or to any such "group" that is controlled by, Ivex Packaging Corporation, Packaging Investors, L.L.C. or their Affiliates and (B) any pledge by the Company or the Borrower of any stock or membership interests owned by such entity; (ii) the liquidation or dissolution of the Company; or (iii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any Person or "group" (within the meaning of
Section 13(d)(3) of the Exchange Act) acquiring after the date hereof "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the aggregate voting power of all classes of common equity of the Company or the Borrower (other than any such acquisition by, or by any such "group" that is controlled by Ivex Packaging Corporation, Packaging Investors, L.L.C. or their Affiliates); provided,
                                                               --------
however, that, to the extent that any of the following would otherwise
-------
constitute a Change of Control, a Change of Control shall not be deemed to occur upon (i) the acquisition by the current partners of Packaging Investors, L.L.C., DCBS Investors, L.L.C. or CB Investors, L.L.C. of the shares or equivalent equity interests of the Company's or the Borrower's common equity pursuant to a distribution made in connection with the winding-up of any such entity or (ii) the acquisition of the shares or equivalent equity interests of the Company's or the Borrower's common equity by any Person, the majority of the equity of which is owned by one or more Persons (or their Affiliates) that in the aggregate currently control, or own a majority of the equity of, Packaging

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Investors, L.L.C.; provided, further, however, that the acquisition of the
                   --------  -------
beneficial ownership of more than eighty percent (80.0%) of the shares or equivalent equity interests of the Company or the Borrower by Ivex Packaging Corporation and its subsidiaries shall constitute a Change of Control.

     5. If (i) the Company shall fail to pay any principal of or interest on this Note when due and payable whether at maturity or prepayment or otherwise, and such amount shall remain unpaid for thirty (30) business days after the due date thereof; (ii) the Senior Debt (or any portion thereof) shall be declared immediately due and payable; (iii) the Company shall default in the due performance or observance of any term or covenant contained within this Note (other than with respect to the payment of principal or interest on this Note referred to in (i) above), and such default shall remain unremedied for a period of thirty (30) business days after written notice thereof is provided to the Company by the Holder; or (iv) the Company shall admit in writing its inability to pay its debts; or suffer a receiver or custodian (or other person performing a similar function) for it or substantially all of its property to be appointed and, if appointed without its consent, not to be discharged within sixty (60) days; or make a general assignment for the benefit of its creditors, or suffer proceedings under any law relating to bankruptcy, insolvency, reorganization or relief of debtors to be instituted by or against it and if contested by it not to be dismissed or stayed within sixty (60) days; or suffer any judgment, writ of attachment, or execution of any similar process to be issued or levied against a substantial part of its property which is not released, stayed, bonded, or vacated within thirty (30) days after its issue or levy, then, and in every such event (each of which is herein referred to as a "Note Event of Default") so long as such Note Event of Default shall be continuing, the Holder hereof may declare the Note to be in default and to be due and payable, and it shall, at the Holder's election, thereupon forthwith become due and payable in full, without presentment, demand, protest, or any notice of any kind (other than notice of such election), all of which are hereby expressly waived. Notwithstanding the foregoing, if a Note Event of Default specified in Section 5(iv) shall occur, then all principal, interest and other amounts owing to the Holder hereunder shall immediately become due and payable without the giving of any notice or other action by the Holder, which notice or other action is expressly waived by the Company.

     6. In any case where the date of payment or any prepayment of the principal of or interest on this Note shall be at any place of payment a Sunday, a legal holiday, or a day on which banking institutions are authorized or obliged by law or regulation to close, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day that is not at such place of payment a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close, with the same force and effect as if made on the date of maturity or the date fixed for payment, and no interest shall accrue for the period after such date.

         7. The Holder shall not be deemed to have waived or amended any of the Holder's rights hereunder unless such waiver or amendment is in writing and signed by the Holder. This Note shall not be amended or otherwise modified except by an instrument in writing executed by the Company and the Holder, provided, however, that any amendment of Section 3 hereof or to any other
--------  -------
section hereof that would adversely affect the holders of the Senior Debt shall require the written consent of the Required Lenders (as defined in the Credit Agreement). No delay or omission on the part of the Holder in exercising any such right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

         8. In accordance with Section 7 of the Stock Purchase Agreement, the Company shall have the right to set-off against its principal payment obligations hereunder, the full amount of any losses, liabilities, damages, deficiencies, costs or expenses (including without limitation interest, penalties and reasonable attorney's fees and disbursements and all compliance and remediation obligations under Environmental Laws (as defined in the Stock Purchase Agreement) and all costs and expenses enforcing the indemnity obligations in Section 7 of the Stock Purchase Agreement) required to be paid to the Buyer Indemnitees pursuant to Section 7 of the Stock Purchase Agreement.

         9. Prior to the payment in full of all Senior Liabilities, this Note may not be assigned without the prior written consent of the Company and the Agent (which consents shall not be unreasonably withheld).

         10. The Company hereby represents and warrants to the Holder that:

             (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite limited liability company power and authority to enter into this Promissory Note and to perform its obligations hereunder. The execution and delivery of this Promissory Note by the Company and the performance by the Company of its obligations hereunder have been duly authorized in accordance with the provisions of the limited liability company agreement of the Company. This

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Promissory Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  (b) The execution, delivery and performance of this Promissory Note by the Company does not (a) violate or conflict with the Amended and Restated Limited Liability Agreement of the Company, (b) conflict with or violate any Law or Governmental Order applicable to the Company or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Company is a party or by which any of such assets or properties is bound or affected.

                  (c) The Company owns all of the issued and outstanding member interests of the Borrower, and the Borrower owns all of the issued and outstanding member interests or shares of capital stock, as the case may be, of each of Bagcraft Packaging, L.L.C., IPMC Acquisition, L.L.C. and CB Acquisition, Inc.

                  (d) No consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any person or entity is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Note and the consummation of the transactions contemplated hereby.

                  (e) No claim, action, suit, arbitration or proceeding of any type whatsoever is pending or, to the knowledge of the Company, threatened against the Company or any of the assets or properties of the Company that would affect the ability of the Company to perform its obligations under this Note.

           11. Subject to the terms of Paragraph 3, the principal sum of this Note may be prepaid by the Company in whole or in part at any time and from time to time without penalty or premium, with interest prorated up to the date of any such prepayment by either paying cash to the Holder hereof or by delivering the Note Payoff/Escrow Amount to the Escrow Agent as contemplated by Section 4 hereof.

           12. This Note shall bear the legend attached hereto, the provisions of which are incorporated herein by reference.

           13. This Note shall be governed by and construed and enforced in accordance with State of Delaware laws which apply to contracts executed and per-

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formed solely in Delaware. The Company and the Holder, by its acceptance of this
Note, hereby consent to the nonexclusive personal jurisdiction of the U.S. District Court for the Northern District of Illinois, and to the jurisdiction of any other competent court of the State of Illinois located in the County of Cook (collectively the "Illinois Courts"), preserving, however, all rights of removal
                   ---------------
to such federal court under 28 U.S.C. (S)1441, in connection with all disputes arising out of or in connection with this Note. If the aforementioned courts do not have subject-matter jurisdiction, then the proceeding shall be brought in any other state or federal court located in the State of Illinois, preserving, however, all rights of removal to such federal court under 28 U.S.C. (S)1441. Each of the Company and the Holder shall be deemed to waive the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Note to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each of the Company and the Holder shall be deemed to agree that each of the other shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Illinois Courts in any other court or jurisdiction. The Company and the Holder shall be deemed to assent to the service of process by registered mail as provided in Section 10.2 of the Stock Purchase Agreement.

         This Note has been executed by the Company under seal as of the day, month and year first above written.

                                                    PACKAGING HOLDINGS, L.L.C.


                                                    By:________________________

[SEAL]

Attest:________________________

                                     LEGEND
                                     ------

                  This Note has not been registered under the Securities Act of 1933 or qualified under any state securities laws. This Note may not be sold, assigned or transferred in the absence of an effective registration statement under such Act and qualification under such laws, or an opinion of counsel satisfactory to the Company that such registration and qualification are not in the circumstances required.